Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83171 and 333-37000) and Form S-3 (No. 333-129024) of NIC Inc. of our report dated March 9, 2006, except as to Note 13, for which the date is March 14, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
March 16, 2006

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